AFFIRMATIVE INSURANCE HOLDINGS, INC. LOGO
News Release

Contact:	Tim Bienek Chief Financial Officer Affirmative Insurance Holdings, Inc. (972) 728-6318
AFFIRMATIVE INSURANCE HOLDINGS, INC. ANNOUNCES
RESIGNATION OF CHAIRMAN/CEO, APPOINTMENT OF INTERIM REPLACEMENT
ADDISON, Texas (November 14, 2005) — Affirmative Insurance Holdings, Inc. (NASDAQ: AFFM) Board of Directors today announced that Thomas E. Mangold has resigned as chairman, chief executive officer and president, effective November 13, 2005. Affirmative’s board appointed Kevin R. Callahan as interim chairman and chief executive officer effective November 15, 2005, while a search is conducted for Mangold’s permanent replacement.
Callahan, 44, was recently appointed as a director to Affirmative’s board. From 2002 to 2004, Callahan was chief executive officer of Allianz Global Risks US Insurance Company. He was chief executive officer of Aon Capital Markets from 1996 to 2002 and had been employed by Goldman, Sachs & Co. from 1985 to 1996. Callahan has served on the board of directors of Corus Bankshares, Inc. since February 2005.
ABOUT AFFIRMATIVE INSURANCE HOLDINGS
Headquartered in Addison, Texas, Affirmative Insurance Holdings, Inc., is a producer and provider of personal non-standard automobile insurance policies to individual consumers in highly targeted geographic markets. Affirmative currently offers products and services in 12 states, including Texas, Illinois, California and Florida.
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